Exhibit 10.25


            FM SERVICES
            Affiliate of
            Freeport-McMoRan Copper & Gold Inc.

            FM Services Company                 Telephone:(504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112
            P.O. Box 61119
            New Orleans, LA  70161


            FM Services Company                  Telephone: (504) 582-4000
            1615 Poydras Street
            New Orleans, LA  70112

              Supplemental Agreement Providing an Extension to
                       Consulting Agreement of January 1, 1991

            Dear Mr. Rankin:

            Reference is made to the consulting agreement of January 1, 1991 (the "Consulting Agreement") between you and Freeport-McMoRan Inc. (the "Company").

            By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement through December 31, 1998, with an increase in your quarterly consulting fee, effective January 1, 1998, to $51,500. This Supplemental Agreement shall also serve to substitute, effective immediately, FM Services Company for Freeport-McMoRan Inc. as the Company for all purposes in the Consulting Agreement. FM Services Company succeeds Freeport-McMoRan Inc. as the entity which administers the Consulting Agreement. Additionally, by way of this Supplemental Agreement, the Company would like to amend your Consulting Agreement to provide for medical coverage for you and your eligible dependents under the FMS Medical Plan. Coverage under the FMS Medical Plan will replace your current coverage through Freeport-McMoRan Inc. Any benefits under the FMS Medical Plan which are paid to you or on your behalf will be considered taxable income to you, and will be grossed-up for tax purposes by the Company. Such tax gross-up payment will be calculated using the formula detailed on the attached Schedule A. All other terms and conditions of the Consulting Agreement shall remain unchanged.

            Please confirm that the foregoing correctly sets forth our understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

                                               Very truly yours,



                                               By:/S/ Michael J. Arnold

                                                      Michael J. Arnold
                                                      President
                                                      FM Services Company

            AGREED TO AND ACCEPTED

            BY: /S/ B. M. Rankin, Jr.

                      B. M. Rankin, Jr.

            DATE:     12/18/97




            SCHEDULE A


            Formula for Calculating Tax Gross-up Payment for FMS Medical
                 Plan Benefits Paid To Or On Behalf Of B. M. Rankin

                      _    Amount of Medical Plan benefits paid = A
                      _    Maximum federal tax rate applicable to
                           individuals for the year in which Medical
                           Plan benefits are paid = B
                      _    Maximum tax rate for the State of Texas
                           applicable to individuals for the year in which Medical Plan benefits are paid = C



                 Tax Gross-Up Payment = [A x (B+C)] / [1-(B+C)]